Exhibit 10.26

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2, effective March 14, 2006, to the License Agreement effective upon the Effective Time as amended on February 28, 2006 (the “Agreement”), by and between Dana-Farber Cancer Institute, Inc., and FibroGen, Inc. and its subsidiaries (collectively, the “Parties”). The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

(1)	Article 22 is replaced in it’s entirety with the following:

“The terms contained in this Agreement shall be null and void if the certificate of merger with the Secretary of State of the State of Delaware for the Imigen Acquisition is not filed on or before March 30, 2006.”; and

(2)	Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to License Agreement as of the effective date set forth above.

FIBROGEN, INC.		DANA FARBER CANCER INSTITUTE

By:	/s/ Thomas B. Neff	By:	/s/ Anthony del Campo

Name:	Neff	Name:	Anthony A. del Campo, M.B.A.

Title:	CEO	Title:	Vice President, Research and Technology Ventures, Dana Farber Cancer Institute

Date:	15 Mar 2006	Date:	3/14/2006